THE ASDA COLLEAGUE SHARE OWNERSHIP PLAN 1999

Cover

Contents

1.	Definitions and Interpretation
1.1	In this Plan, unless the context otherwise requires:
	"the Board"	means the board of directors of the Company or a committee appointed by such board of directors;
	"the Company"	means ASDA Group plc (registered in England and Wales No. 1396513);
	"the Grant Date"	in relation to an option means the date on which the option was granted;
	"Group Member"	means a Participating Company or a body corporate which is (within the meaning of section 736 of the Companies Act 1985) the Company’s holding company or a subsidiary of the Company’s holding company;
	"the New York Stock Exchange"	means the New York Stock Exchange, Inc.
	"Participant"	means a person who holds an option granted under the Plan;
	"the Parent Company"	means Wal-Mart Stores, Inc.;
	"Participating Company"	means the Company or any Subsidiary;
	"the Plan"	means the ASDA Colleague Share Ownership Plan 1999 as herein set out but subject to any alterations or additions made under Rule 8 below;
	"Schedule 9"	means Schedule 9 to the Taxes Act 1988;
	"Subsidiary"	means a body corporate which is a subsidiary of the Company within the meaning of section 736 of the Companies Act 1985 and is under the control of the Company within the meaning of section 840 of the Taxes Act 1988;
	"the Taxes Act 1988"	means the Income and Corporation Taxes Act 1988;
and expressions not otherwise defined herein have the same meanings as they have in Schedule 9.

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1.2	Any reference in the Plan to any enactment includes a reference to that enactment as from time to time modified, extended or re-enacted.
2.	Eligibility
2.1	Subject to sub-rule 2.3 below, a person is eligible to be granted an option under the Plan if he is a qualifying employee of a Participating Company.
2.2	For the purposes of sub-rule 2.1 above a "qualifying employee" is an employee of a Participating Company (other than one who is a director of a Participating Company) who has been continuously employed by a Participating Company for a period of at least 12 months (or such lesser period as the Board may determine) ending on the Grant Date.
2.3	A person is not eligible to be granted an option under the Plan at any time when he is not eligible to participate in the Plan by virtue of paragraph 8 Schedule 9 (material interest in close company).
3.	Grant of Options
3.1	Subject to Rule 4 below, the Board may grant or procure the grant to any person who is eligible to be granted an option under the plan an option to acquire shares in the Parent Company which satisfy the requirements of paragraphs 10 to 14 of Schedule 9 (fully paid up, unrestricted, ordinary share capital). All options will be granted by deed.
3.2	The price at which shares may be acquired by the exercise of options granted under the Plan shall be determined by the Board before the grant thereof.
3.3	The price at which shares may be so acquired shall not be less than:
	(A)	if shares of the same class as those shares are listed on the New York Stock Exchange the average of the middle-market quotations of shares of that class (as published in the Wall Street Journal) on the last dealing day immediately preceding the date on which the options were granted (or such other dealing days as may be agreed with the Inland Revenue); and
	(B)	if paragraph (a) above cannot apply, the market value (within the meaning of Part VIII of the Taxation of Chargeable Gains Act 1992) of shares of that class, as agreed in advance for the purposes of the Plan with the Shares Valuation Division of the Inland Revenue, on the Grant Date (or such other day as may be agreed with the Inland Revenue).
3.4	Subject to Rule 5.4 below, an option granted under the Plan to any person shall not be capable of being transferred by him and shall lapse forthwith if it is so transferred or if he is adjudged bankrupt.

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4.	Limit
4.1	No person shall be granted options under the Plan which would, at the time they are granted, cause the aggregate market value of the shares which he may acquire in pursuance of options granted to him under the Plan or under any other share option scheme, not being a savings-related share option scheme, approved under Schedule 9 and established by the company or by any associated company of the Company (and not exercised) to exceed or further exceed the lesser of:
	(A)	30,000 Pounds Sterling; or
	(B)	if there were relevant emoluments for the preceding year of assessment, four times the amount of the relevant emoluments for the current or preceding year of assessment (whichever of those years gives the greater amount); or
	(C)	if there were no relevant emoluments for the preceding year of assessment, four times the amount of the relevant emoluments for the period of 12 months beginning with the first day during the current year of assessment in respect of which there are relevant emoluments;
and for this purpose the relevant emoluments are such of the emoluments of the office or employment by virtue of which the person is eligible to participate in the Plan and of any other office or employment held by him with a company which is a Participating Company as are liable to be paid under deduction of tax pursuant to section 203 of the Taxes Act 1988 (PAYE), after deducting from them amounts included by virtue of Chapter II of Part V thereof (benefits in kind).
4.2	For the purposes of this Rule, the market value of the shares in relation to which an option was granted:
	(A)	in the case of an option granted under the Plan, shall be taken to be equal to their market value or average market value on the day or days by reference to which the price at which shares may be acquired by the exercise thereof was determined in accordance with Rule 3.3 above; and
	(B)	in the case of an option granted under any other approved scheme, shall be calculated as at the time when it was granted or, in a case where an agreement relating to the shares has been made under paragraph 29 of Schedule 9, such earlier time or times as may be provided in the agreement.
4.3	Any option granted under the Plan shall be limited and take effect so that the above limit is complied with.
5.	Exercise of Options
5.1	The exercise of any option granted under the Plan shall be effected in such form and manner as the Board may from time to time prescribe.

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5.2	In this Rule and in Rule 6 below, in relation to an option.
	(A)	"the exercise period" means the period of two months immediately following the expiration of the relevant number of complete years beginning on the Grant Date (or such other period as the Board may have determined before the grant of the option); and
	(B)	"the relevant fraction" means the number of complete years in the period beginning on the Grant Date and ending immediately before the day on which the option first becomes exercisable divided by the relevant number (or such other fraction as the Board may have determined before the grant of the option);
and in this sub-rule "the relevant number" means such number as the Board shall have determined for this purpose before the grant of the option.
5.3	Subject to sub-rules 5.4 and 5.5 below and to Rule 6 below, an option granted under the Plan may be exercised only during the exercise period.
5.4	If any Participant dies before the end of the exercise period, then:
	(A)	any option granted to him under the Plan may, subject to sub-rule 5.6 below, be exercised by his personal representatives within 12 months after the date of his death, and to the extent that it is not exercised within that period shall (notwithstanding any other provision of the Plan) lapse on the expiration thereof;
	(B)	if the option shall not have become exercisable before his death by virtue of some other provision hereof, the number of shares in respect of which it may be exercised may not exceed the relevant fraction of the number of shares in respect of which it was granted.
5.5	If any Participant ceases to be an employee of a Group Member before the beginning of the exercise period by reason of retirement either through ill health or incapacity or on or after reaching the age at which he is bound to retire in accordance with the terms of his contract of employment, then:
	(A)	any option granted to him under the Plan may be exercised within the period which shall expire three months after his so ceasing, and to the extent that it is not exercised within that period shall, subject to sub-rule 5.4 above if he dies during that period, lapse on the expiration thereof;
	(B)	the number of the shares in respect of which the option may be so exercised may not exceed the relevant fraction of the number of shares in respect of which it was granted.
If any Participant ceases to be an employee of a Group Member otherwise than by reason of death or as mentioned in sub-rule 5.5 above, any option granted to him under the Plan which shall have become exercisable by virtue of any provision hereof may be exercised in accordance with that provision, and any other option so granted to him shall immediately lapse.

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5.7	A Participant shall not be treated for the purposes of this Rule as ceasing to be an employee of a Group Member until such time as he is no longer an employee of any Group Member, and a female Participant who ceases to be such an employee by reason of pregnancy or confinement and who exercises her right to return to work under the Employment Rights Act 1996 shall be treated for those purposes as not having ceased to be such an employee.
5.8	A Participant shall not be eligible to exercise an option under the Plan at any time when he is not eligible to participate in the Plan by virtue of paragraph 8 of Schedule 9 (material interest in close company).
5.9	Within 30 days after an option under the Plan has been exercised by any person, the Board on behalf of the Company shall procure that the appropriate number of shares in respect of which the option has been exercised shall be either issued and allotted or transferred to the Participant (or his nominee), subject to obtaining such consents or approvals as may be required by any competent authority under regulations or enactments for the time being in force.
5.10	Shares issued pursuant to the Plan shall rank pari passu in all respects with shares of common stock of the Parent Company then in issue, save as regards any rights attaching to such shares by reference to a record date prior to the date on which they are issued and allotted.
5.11	The Company shall apply or procure that an application is made to the New York Stock Exchange for the admission to listing of all shares issued pursuant to the exercise of any Option provided that its ordinary shares are then listed on the New York Stock Exchange.
6.	Takeover, Reconstruction and Winding-up
6.1	Sub-rule (2) below applies if, before the beginning of the exercise period,
	(A)	any person obtains control of the Parent Company (within the meaning of section 840 of the Taxes Act 1988) as a result of making a general offer to acquire shares in the Company, or having obtained such control makes such an offer,
	(B)	the Parent Company passes a resolution for voluntary winding up, or
	(C)	an order is made for the compulsory winding up of the Parent Company;
and for the purposes of paragraph (A) above a person shall be deemed to have obtained control of the Parent Company if he and others acting in concert with him have together obtained control of it.

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6.2	Where this sub-rule applies -
	(A)	any option granted under the Plan may, subject to Rule 5.6 above, be exercised within one month of the event in question (or, if more than one such event occurs, the earliest such event), and to the extent that it is not exercised within that period shall, subject to Rule 5.4 above if he dies during that period, lapse on the expiration thereof;
	(B)	the number of the shares in respect of which the option may be so exercised may not exceed the relevant fraction of the number of shares in respect of which it was granted.
6.3	If any company ("the acquiring company"):
	(A)	obtains control of the Parent Company as a result of making -
(i) a general offer to acquire the whole of the issued shares of the Parent Company which is made on a condition such that if it is satisfied the person making the offer will have control of the Parent Company,
(ii) a general offer to acquire all the shares in the Parent Company which are of the same class as the shares which may be acquired by the exercise of options granted tinder the Plan,

any Participant may at any time within the appropriate period (which expression shall be construed in accordance with paragraph 15(2) of schedule 9), by agreement with the acquiring company, release any option granted under the Plan which has not lapsed ("the old option") in consideration of the grant to him of an option ("the new option") which (for the purposes of that paragraph) is equivalent to the old option but relates to shares in a different company (whether the acquiring company itself or some other company falling within paragraph 10(b) or (c) of Schedule 9).

6.4	The new option shall not be regarded for the purposes of sub-rule (3) above as equivalent to the old option unless the conditions set out in paragraph 15(3) of Schedule 9 are satisfied, but so that the provisions of the Plan shall for this purpose be construed as if:-
	(A)	the new option were an option granted under the Plan at the same time as the old option; and
	(B)	except for the purposes of the definitions of "Group Member", "Participating Company" and "Subsidiary" in Rule 1.1 above and the references to "the Board" in Rule 5.2 above, the expression "the Parent Company" were defined as "a company whose shares may be acquired by the exercise of options granted under the Plan".
7.	Variaton of Capital
7.1	Subject to sub-rule 7.3 below, in the event of any increase or variation of the share capital of the Parent Company (whenever effected), the Board may make such adjustments as it considers appropriate under sub-rule 7.2 below.

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7.2	An adjustment made under this sub-rule shall be to the following:
	(A)	the number of shares in respect of which any option granted under the Plan may be exercised;
	(B)	the price at which shares may be acquired by the exercise of any such option;
	(C)	where any such option has been exercised but no shares have been transferred pursuant to such exercise, the number of shares which may be so transferred and the price at which they may be acquired.
7.3	At a time when the Plan is approved by the Inland Revenue under Schedule 8, no adjustment under sub-rule 7.2 above shall be made without the prior approval of the Inland Revenue.
7.4	Where any adjustment is made under sub-rule 7.2 above to the number of shares in respect of which an option may be exercised or which may be transferred pursuant to its exercise, corresponding adjustments shall for the purposes of Rules 5.4(B), 5.5(B) and 6.2(B) be deemed to be made to the number of shares in respect of which the option was granted and to the number of shares (if any) in respect of which it has been exercised.
7.5	As soon as reasonably practicable after making any adjustment under sub-rule 7.2 above, the Board shall give notice in writing thereof to any Participant affected thereby.
8.	Alterations
8.1	Subject to sub-rule 8.2 below, the Board may at any time alter or add to all or any of the provisions of the Plan, or the terms of any option granted under it, in any respect (having regard to the fact that, if an alteration or addition is made at a time when the Plan is approved by the Inland Revenue under Schedule 9, the approval will not thereafter have effect unless the Inland Revenue has approved the alteration or addition).
8.2	No alteration or addition to the disadvantage of any Participant shall be made under sub-rule 8.1 above unless:
	(A)	the Board shall have invited every relevant Participant to give an indication as to whether or not he approves the alteration or addition, and
	(B)	the alteration or addition is approved by a majority of those Participants who have given such an indication.
8.3	As soon as reasonably practicable after making any alteration or addition under sub-rule 8.1 above, the Board shall give notice in writing thereof to any Participant affected thereby and, if the Plan is then approved by the Inland Revenue under Schedule 9, to the Inland Revenue.

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9.	Miscellaneous
9.1	If any Participant appoints any person to act on his behalf for the purposes of the Plan, such person may:
	(A)	exercise any option granted to the Participant under the Plan;
	(B)	make such arrangements for funding the exercise as may be appropriate (including borrowing money on reasonable terms);
	(C)	sell sufficient of the shares acquired by the exercise to enable the costs of exercise (including the repayment of any loan and interest thereon) to be met out of the net proceeds of sale; and
	(D)	take any other action which he reasonably considers to be necessary or desirable in connection with the above.
9.2	The rights and obligations of any individual under the terms of his office or employment with any Group Member shall not be affected by his participation in the Plan or any right which he may have to participate therein, and an individual who participates therein shall waive any and all rights to compensation or damages in consequence of the termination of his office or employment for any reason whatsoever insofar as those rights arise or may arise from his ceasing to have rights under or be entitled to exercise any option under the Plan as a result of such termination.
9.3	In the event of any dispute or disagreement as to the interpretation of the Plan, or as to any question or right arising from or related to the Plan, the decision of the Board shall be final and binding upon all persons.
9.4	In the event that shares are transferred to a Participant in pursuance of any option granted under the Plan, the Participant shall, if so required by the person making the transfer, join that person in making a claim for relief under section 165 of the Taxation of Chargeable Gains Act 1992 in respect of the disposal made by him in effecting such transfer.
9.5	Any notice or other communication under or in connection with the Plan may be given by personal delivery or by sending the same by post, in the case of a company to its registered office, and in the case of an individual to his last known address, or, where he is an employee of a Group Member, either to his last known address or to the address of the place of business at which he performs the whole or substantially the whole of the duties of his office or employment.

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